                                                                    EXHIBIT 10.2

                               AMENDMENT NO. 2 TO
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") made and entered into as of August 8, 2001, by and among INTERFACE, INC., a Georgia corporation ("Interface"), INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("Europe B.V."), INTERFACE EUROPE LIMITED, a private company limited by shares organized and existing under the laws of England and Wales ("Europe Limited"), and each other Foreign Subsidiary (as hereinafter defined) that has become a "Multicurrency Borrower" under the Credit Agreement described below as provided in Section 3.09 thereof (each an "Additional Multicurrency Borrower" and collectively, the "Additional Multicurrency Borrowers"; Interface, Europe B.V., Europe Limited, and all Additional Multicurrency Borrowers referred to collectively herein as the "Borrowers"), SUNTRUST BANK (formerly SunTrust Bank, Atlanta), a banking corporation organized under the laws of the State of Georgia ("SunTrust"), BANK ONE, NA (formerly The First National Bank of Chicago), a national banking association ("Bank One"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust, Bank One, or such other banks and lending institutions which become "Lenders" as provided in the Credit Agreement described below (SunTrust, Bank One, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK (formerly SunTrust Bank, Atlanta), in its capacity as agent for those Lenders having Domestic Syndicated Loan Commitments or having outstanding Domestic Syndicated Loans as provided in the Credit Agreement described below, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement described below (the "Domestic Agent"), BANK ONE, NA (formerly The First National Bank of Chicago), in its capacity as agent for those Lenders having outstanding Multicurrency Syndicated Loan Commitments or having outstanding Multicurrency Syndicated Loans as provided in the Credit Agreement, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement described below (the "Multicurrency Agent"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "Co-Agents"), and SUNTRUST BANK (formerly SunTrust Bank, Atlanta), in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article X of the Credit Agreement described below (the "Collateral Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the Lenders, SunTrust, as Domestic Agent and Collateral Agent, and Bank One, as Multicurrency Agent, are parties to a certain Third Amended and Restated Credit Agreement dated as of June 30, 1998, as amended by Amendment No. 1 to Third

Amended and Restated Credit Agreement dated as of December 19, 2000 (as so amended, the "Credit Agreement");

         WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement in certain respects, including the amendment of certain financial and other covenants, and the decrease of the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments, and that the Lenders waive certain Events of Default that may have occurred as a result of Interface's repurchase, redemption or other acquisition of its equity securities;

         WHEREAS, the Lenders are willing to amend the Credit Agreement in such respects and to grant such waiver, subject to the terms and conditions set forth in this Amendment;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. Unless otherwise expressly defined herein, capitalized terms used in this Amendment that are defined in the Credit Agreement are used herein with the respective meanings assigned to such capitalized terms in the Credit Agreement.

2.       AMENDMENTS TO SECTION 1.01 ("DEFINITIONS").

         (a) Section 1.01 of the Credit Agreement is hereby amended by deleting in its entirety the defined term "Applicable Margin" and accompanying definition, and substituting in lieu thereof the following defined term and accompanying definition:

                  "Applicable Margin" shall mean, with respect to all Loans outstanding as LIBOR Advances or Base Rate Advances, as the case may be, for any day, the applicable percentage determined from the chart set forth below based on Interface's Funded Debt Coverage Ratio calculated as of the relevant determination date:

         Funded Debt                                   Applicable Margin          Applicable Margin
         Coverage Ratio                               for LIBOR Advances        for Base Rate Advances
         --------------                               ------------------        ----------------------
         Greater than or equal to 4.00                        2.250%                    0.750%

         Less than 4.00, but greater
         than or equal to 3.50                                2.000%                    0.500%

         Less than 3.50, but greater than
         or equal to 3.00                                     1.750%                    0.250%


         Less than 3.00, but greater than
         or equal to 2.50                                     1.500%                    0.000%

         Less than 2.50, but greater than
         or equal to 2.00                                     1.250%                    0.000%

         Less than 2.00                                       1.000%                    0.000%

Each change in the Applicable Margin resulting from a change in the Funded Debt Coverage Ratio shall be effective with respect to outstanding Loans from and after the date that is five (5) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 7.07(a), (b), and (c), as applicable, indicating such change, until the date that is five (5) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at any time during which Interface has failed to deliver the financial statement and certificates when required by Section 7.07(a), (b), and (c), as applicable, the Applicable Margin shall be 2.250% for Loans outstanding as LIBOR Advances and 0.750% for all Loans outstanding as Base Rate Advances, as the case may be.

         (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting (i) the last sentence of the definition of "Domestic Syndicated Loan Commitments", and (ii) the last sentence of the definition of "Multicurrency Syndicated Loan Commitments."

         (c) Section 1.01 of the Credit Agreement is hereby further amended by deleting in its entirety the defined term "Security Documents" and accompanying definition, and substituting in lieu thereof the following defined term and accompanying definition:

                  "Security Documents" shall mean, collectively, the Guaranty Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, the Indemnity Agreement, the Borrower Pledge and Security Agreements, the Subsidiary Pledge and Security Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Mortgages, the Control Agreements, and each other guaranty agreement, mortgage, deed of trust, deed to secure debt, security agreement, pledge agreement, collateral assignment, or other security or collateral document guaranteeing or securing the Secured Obligations, as the same may be amended, restated, and supplemented from time to time.

         (d) Section 1.01 of the Credit Agreement is hereby further amended by adding in appropriate alphabetical order the following defined terms and accompanying definitions:

                  "Amendment No. 2" shall mean the Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of August 8, 2001, among the Borrowers, the Lenders and the Co-Agents.

                  "Amendment No. 2 Effective Date" shall mean the date on which Amendment No. 2 becomes effective in accordance with its terms.

                  "Borrower Pledge and Security Agreements" shall mean, collectively, each Borrower Pledge and Security Agreement executed and delivered by each of the Borrowers in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of
         Section 7.13, in each case in form and substance satisfactory to the Required Lenders, as the same may be amended, restated and supplemented from time to time.

                  "Capital Securities" shall mean, with respect to any Person, all common, preferred, and other shares of capital stock, partnership and limited liability company interests, participations, and other ownership and equity interests and their equivalents (however designated, and whether voting or non-voting) of such Person's capital or other equity, whether now outstanding or hereafter issued.

                  "Collateral" shall have the meaning set forth in the Security Documents.

                  "Collateral Agent" shall mean SunTrust Bank in its capacity as collateral agent for the Lenders and the other Secured Parties.

                  "Control Agreements" shall mean, collectively, the agreements entered into by the various Credit Parties granting to the Collateral Agent for the benefit of the Secured Parties control of those portions of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper so as to perfect the Collateral Agent's security interest therein, in each case in form and substance satisfactory to the Collateral Agent, as the same may be amended, restated, and supplemented from time to time.

                  "Copyright Security Agreement" shall mean each Copyright Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of any of the Security Agreements, in the form required by the terms of any Security Agreement, in each case as amended, supplemented and restated from time to time.

                  "Domestic Credit Party" means Interface or any Guarantor.

                  "Mortgage" means each mortgage, deed of trust, deed to secure debt, and other agreement or instrument executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13, in form and substance satisfactory to the Required Lenders, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, and restated from time to time.

                  "Patent Security Agreement" shall mean each Patent Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13, in the form required by the terms of any Security Agreement, as the same may be amended, supplemented and restated from time to time.

                  "Receivables Intercreditor Agreement" shall mean the intercreditor agreement among the parties to the Receivables Sale Agreements and the Collateral Agent providing for the relative rights and interests of such parties in and to certain portions of the Collateral, executed and delivered pursuant to the requirements of
         Section 7.13, in form and substance satisfactory to the Collateral Agent, as the same may be amended, restated and supplemented from time to time.

                  "Secured Obligations" shall mean, collectively, (i) the Obligations as defined herein, and (ii) such other obligations as may be agreed to in writing by Interface, the Co-Agents and the Required Lenders as Secured Obligations for purposes of this Agreement and to be secured by the Security Documents.

                  "Secured Parties" shall mean, collectively (i) the Co-Agents, the Collateral Agent, the Lenders, and their respective affiliates that are parties to any of the Credit Documents, and (ii) such other Persons to which other Secured Obligations may be owed.

                  "Security Agreements" means, collectively, the Borrower Pledge and Security Agreements and the Subsidiary Pledge and Security Agreements, or either of them, as the case may be.

                  "Subsidiary Pledge and Security Agreements" shall mean, collectively, each Subsidiary Pledge and Security Agreement executed and delivered by each of the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of Section 7.13, in form and substance satisfactory to the Required Lenders, as the same may be amended, restated and supplemented from time to time.

                  "Trademark Security Agreement" shall mean each Trademark Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of
         Section 7.13, in the form required by the terms of any Security Agreement, as amended, supplemented, and restated from time to time.

3. AMENDMENT TO ARTICLE II ("DOMESTIC REVOLVING LOANS"). Article II of the Credit Agreement is hereby amended by adding a new Section 2.09 at the end of said Article II as follows:

                  SECTION 2.09. DECREASE IN DOMESTIC SYNDICATED LOAN COMMITMENTS ON THE AMENDMENT NO. 2 EFFECTIVE DATE.

                  (a) On the Amendment No. 2 Effective Date, the aggregate Domestic Syndicated Loan Commitments of the Lenders shall be decreased from $220,000,000 in aggregate principal amount to $180,000,000 in aggregate principal amount, with such aggregate decrease being applied to the Domestic Syndicated Loan Commitments in the manner as described on the signature pages of Amendment No. 2. After giving effect to the foregoing actions, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on the signature pages to Amendment No.
         2. All Borrowings of Domestic Syndicated Loans pursuant to Section 2.02 and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 2.02 occurring after the Amendment No. 2 Effective Date shall be made on the basis of the revised Domestic Syndicated Loan Commitments as provided in this Section 2.09. All Domestic Bid Rate Loans outstanding on the Amendment No. 2 Effective Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 2.09, except as may otherwise be required by Section 2.03(d).

                  (b) From and after the Amendment No. 2 Effective Date, all references in this Agreement to the Domestic Syndicated Loan Commitments shall be deemed to mean and refer to the Domestic Syndicated Loan Commitments as reduced by this Section 2.09 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

4. AMENDMENT TO ARTICLE III ("MULTICURRENCY REVOLVING LOANS"). Article III of the Credit Agreement is hereby amended by adding a new Section 3.10 at the end of said Article III as follows:

                  SECTION 3.10. DECREASE IN MULTICURRENCY SYNDICATED LOAN COMMITMENTS ON THE AMENDMENT NO. 2 EFFECTIVE DATE.

                  (a) On the Amendment No. 2 Effective Date, the aggregate Multicurrency Syndicated Loan Commitments of the Multicurrency Syndicated Lenders shall be decreased from $80,000,000 in aggregate principal amount to $70,000,000 in aggregate principal amount, with such aggregate decrease being the result of pro rata decreases in the Multicurrency Syndicated Loan Commitments of all Multicurrency Syndicated Lenders. After giving effect to the foregoing actions, the Multicurrency Syndicated Loan Commitments of the Multicurrency Syndicated Lenders shall be as set forth on the signature pages to Amendment No. 2. All Borrowings of Multicurrency Syndicated Loans pursuant to Section 3.02 and all continuations and conversions of outstanding Multicurrency Syndicated Loans pursuant to Section 3.02 occurring after the Amendment No. 2 Effective Date shall be made on the basis of the revised Multicurrency Syndicated Loan Commitments as provided in this Section 3.10. All Multicurrency Bid Rate Loans outstanding on the Amendment No. 2 Effective Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 3.10, except as may otherwise be required by Section 3.03(e).

                  (b) From and after the Amendment No. 2 Effective Date, all references in this Agreement to the Multicurrency Syndicated Loan Commitments shall be deemed to mean and refer to the Multicurrency Syndicated Loan Commitments as reduced by this Section 3.10 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

5. AMENDMENT TO SECTION 4.03 ("INTEREST"). Section 4.03 of the Credit Agreement is hereby amended as follows:

                  (a) Subsection (a) of said Section 4.03 is hereby amended by deleting clause (i) thereof in its entirety and substituting in lieu thereof the following clause (i):

                           (i) For a Base Rate Advance--The Base Rate plus the Applicable Margin, in each case as in effect from time to time;

                  (b) Subsection (b) of said Section 4.03 is hereby amended by deleting clause (i) thereof in its entirety and substituting in lieu thereof the following clause (i):

                           (i) For a Base Rate Advance--The Base Rate plus the Applicable Margin, in each case as in effect from time to time;

6. AMENDMENT TO SECTION 7.09 ("FINANCIAL COVENANTS"). Section 7.09 of the Credit Agreement is hereby amended by deleting subsections (a) and (b) of said
Section 7.09 in their entirety and substituting in lieu thereof the following new subsections (a) and (b):

                  (a) Interest Coverage. Maintain as of the last day of each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, an Interest Coverage Ratio not less than the ratio shown below for each respective fiscal quarter:

            Period                                    Minimum Interest Coverage Ratio
            ------                                    -------------------------------
            2nd Fiscal Quarter, 2001                           2.25:1.00
            3rd Fiscal Quarter, 2001 through                   1.75:1.00
                1st Fiscal Quarter, 2002
            2nd Fiscal Quarter, 2002                           2.00:1.00
            3rd Fiscal Quarter, 2002 and                       2.25:1.00
                thereafter

                  (b) Funded Debt Coverage. Maintain as of the last day of each fiscal quarter, a maximum Funded Debt Coverage Ratio as shown below for each respective fiscal quarter:

            Period                                    Maximum Funded Debt Coverage Ratio
            ------                                    ----------------------------------
            2nd Fiscal Quarter, 2001                           4.00:1.00
            3rd Fiscal Quarter, 2001                           4.50:1.00
                through 1st Fiscal Quarter, 2002
            2nd Fiscal Quarter, 2002                           4.25:1.00
            3rd Fiscal Quarter, 2002 and                       3.50:1.00
                thereafter

7. AMENDMENT TO ARTICLE VII ("AFFIRMATIVE COVENANTS"). Article VII of the Credit Agreement is hereby amended by adding new Sections 7.13 and 7.14 at the end of said Article VII as follows:

                  SECTION 7.13. COLLATERAL DOCUMENTS TO BE PROVIDED PURSUANT TO AMENDMENT NO. 2. As soon as practicable after the Amendment No. 2 Effective Date, but in any event within ninety (90) days after such date, Interface shall, and shall cause the other

         Credit Parties to, grant first priority, perfected liens to secure the Secured Obligations on all assets of the Domestic Credit Parties, including (i) all real property, plants, fixtures, and equipment of the Domestic Credit Parties, (ii) all inventory, supplies, and work in progress of the Domestic Credit Parties, (iii) all accounts receivable (subject to the Receivables Intercreditor Agreement) of the Domestic Credit Parties, (iv) one hundred percent (100%) of the Capital Securities of all Subsidiaries (other than Foreign Subsidiaries), and not less than sixty-five percent (65%) of the Capital Securities of Foreign Subsidiaries not owned by other Foreign Subsidiaries, and (v) all investment property, intercompany notes and payables, deposit accounts, and general intangibles, including patents, trademarks, copyrights and other intellectual property rights and interests of the Domestic Credit Parties; subject, however, in each case to any Liens expressly permitted by the terms of this Agreement, and excluding assets (x) determined to be non-material by the Required Lenders, or
         (y) subject to existing restrictions against further Liens, to the extent such restrictions are expressly permitted by the terms of this Agreement and cannot be removed or waived through the best efforts of the Credit Parties (which best efforts shall not require that any Domestic Credit Party pay any fee or other sum or that any Domestic Credit Party agree to an amendment of the underlying transaction giving rise to such restriction). In furtherance of the foregoing, but without limitation thereof, the Borrowers shall, and shall cause the other Credit Parties to, furnish to the Collateral Agent the following documents and instruments, all in form and substance satisfactory to the Required Lenders (or, if so indicated, the Co-Agents or the Collateral Agent, as the case may be) and all to be delivered as soon as practicable after the Amendment No. 2 Effective Date but in any event within ninety (90) days after such date:

                           (a) The duly executed Security Agreements, Patent Security Agreements, Copyright Security Agreements, and Trademark Security Agreements, together with copies of filed UCC-1 financing statements, stock certificates, stock powers endorsed in blank, Control Agreements, and other documents necessary for the Collateral Agent to receive a first priority, perfected security interest in the Collateral described in such Security Documents;

                           (b) The duly executed Mortgages and UCC-1 financing statements covering all of the real property and fixtures owned or subject to long-term lease in the United States by any of the Credit Parties, in suitable form for recording in the appropriate public records; provided that such Mortgages and UCC-1 financing statements shall not be required for any parcel or group of related parcels of real property and related fixtures that have a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of less than $1,500,000;

                           (c) Examination reports of Uniform Commercial Code, judgment, and federal tax lien records as to the Domestic Credit Parties in such jurisdictions as deemed necessary or appropriate by the Required Lenders, evidencing no Liens as to their respective assets other than those Liens expressly permitted pursuant to the terms of this Agreement;

                           (d) Title examination reports or certificates in respect of the properties described in the Mortgages that have a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of less than $5,000,000, reflecting that title to such properties is vested in the entities delivering the Mortgages or the lessors of the entities delivering the Mortgages and title is free and clear of all defects and encumbrances other than those expressly permitted by the terms of the Credit Agreement or approved by the Co-Agents, such reports or certificates to be in form and substance and issued by title examiners satisfactory to the Co-Agents;

                           (e) Final, fully paid mortgagee title insurance policies in respect of the properties described in the Mortgages that have a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of at least $5,000,000, insuring that title to such properties is vested in the entities delivering the Mortgages and that the interests created by each such Mortgages constitute valid first priority Liens thereon, free and clear of all defects and encumbrances other than those as approved by the Co-Agents (such policies to include, to the extent available, revolving credit endorsements, comprehensive endorsements, variable rate endorsements, tie-in endorsements, access endorsements and such other endorsements as the Co-Agents shall reasonably request), such title insurance policies to be in amounts and in form and substance and issued by insurers satisfactory to the Co-Agents; provided, however, that title insurance policies insuring Mortgages on any parcel or group of related parcels of real property and related fixtures that have a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of less than $10,000,000 shall be permitted to have "survey exceptions";

                           (f) (i) Current as-built surveys and surveyor's certificates with respect to the real property described in the respective Mortgages with a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of at least $10,000,000, such surveys and certificates to be in form and substance satisfactory to the Co-Agents, and (ii) copies of any and all surveys and surveyor's certificates with respect to the real property described in the respective Mortgages on with a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of less than $10,000,000, but only to the extent such surveys and certificates are in the possession of, or already prepared for, the Domestic Credit Parties;

                           (g) Phase I and, if reasonably requested by the Co-Agents, Phase II environmental reports with respect to the real property described in the Mortgages, together with such other certificates, reports, environmental audits and investigations, and other information as the Co-Agents may have reasonably requested in order to establish the absence of any material liabilities or obligations arising from environmental or employee health and safety exposures with respect to such real property, but only to the extent such environmental reports and other materials are in the possession of, or already prepared for, the Domestic Credit Parties;

                           (h) Certificates of the Secretary or Assistant Secretary of each of the Domestic Credit Parties (or comparable company officer) attaching and certifying copies of the resolutions of the board of directors of the Domestic Credit Parties, authorizing as applicable the execution, delivery and performance of the Security Documents;

                           (j)      Certificates of the Secretary or an
                  Assistant Secretary of each of the Domestic Credit Parties (or comparable company officer) certifying (i) the name, title and true signature of each officer of such entity executing the Security Documents, and (ii) the by-laws, partnership agreement, operating agreement, management agreement, or comparable governing documents of each such entity;

                           (k) Certified copies of the certificates or articles of incorporation, certificates of limited partnership, articles of organization, and other similar organizational documents of the Domestic Credit Parties certified by the Secretary of State or the Secretary or Assistant Secretary of such Domestic Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Domestic Credit Party;

                           (l) Copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any material Contractual Obligation of the Domestic Credit Parties, in connection with the execution, delivery, performance, validity or enforceability of the Security Documents, and such consents, authorizations, filings and orders shall be in full force and effect;

                           (m) The favorable legal opinions of counsel to the Domestic Credit Parties, addressed to the Co-Agents, the Lenders, and the other Secured Parties, in respect of legal matters relating to the Domestic Credit Parties, the due authorization, execution, delivery, validity, binding effect and enforceability of the Security Documents, perfection of the Liens granted thereby, and other matters relating thereto as the Co-Agents shall reasonably request, in each case from Kilpatrick Stockton LLP, counsel to the Domestic Credit Parties, and local (including foreign) counsel to the Credit Parties in jurisdictions in which Mortgages on property with a fair market value (as determined by the Co-Agents in their reasonable credit judgment) of at least $10,000,000 will be recorded by the Co-Agents;

                           (n) Policies or certificates of insurance evidencing insurance coverage as to the Collateral and the Domestic Credit Parties as required to be maintained pursuant to the Security Documents, issued by one or more insurance companies satisfactory to the Co-Agents, and showing the Collateral Agent as loss payee and/or additional insured, as applicable; and

                           (o) Such other documents, certificates, and instruments as may be customarily required in connection with the types of property comprising the Collateral being furnished by the Domestic Credit Parties pursuant to the requirements hereof.

         The Borrowers agree to pay all reasonable out-of-pocket costs and expenses of the Co-Agents and the Collateral Agent in connection with the preparation, negotiation, execution, delivery, recording and filing of the Security Documents and all other documents and requirements referred to in this Section 7.13 (including, without limitation, the reasonable fees and disbursements of counsel for the Co-Agents and the Collateral Agent).

         It shall be a further condition precedent that the Borrowers cause Interface Americas, Inc., a Georgia corporation, and Chatham, Inc., a North Carolina corporation to become Guarantors no later than August 8, 2001.

                  SECTION 7.14. FURTHER ASSURANCES. The Borrowers shall, and shall cause the other Domestic Credit Parties to, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Co-Agents, or the Collateral Agent may reasonably request, in order to effect the transactions contemplated by this Agreement or the Security Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Without limiting the foregoing, (i) Interface shall cause each Material Subsidiary required to deliver a Guaranty Agreement pursuant to Section 7.11 to become a party to the Subsidiary Pledge and Security Agreement and, if applicable, a Mortgage (but only with respect to any parcel or group of related parcels of real property owned by such Subsidiary having a fair market value as determined by the Co-Agents in their reasonable credit judgment of $1,500,000 or more) and other applicable Security Documents, together with such lien searches, title reports, title insurance, surveys, phase I environmental reports and opinions with respect thereto that Interface and the Domestic Credit Parties would have delivered if such Security Documents were delivered to the Lenders to satisfy the requirements of
         Section 7.13 above, and (ii) the Borrowers shall, and shall cause the other Credit Parties to, promptly secure the Secured Obligations by pledging or creating perfected security interests with respect to assets acquired by any Domestic Credit Parties subsequent to the date of the respective Security Documents as required by the terms thereof. In connection therewith, the Borrowers shall, and shall cause other applicable Credit Parties to, deliver to the Co-Agents all such instruments and documents (including legal opinions and lien searches) as the Co-Agents shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

8. AMENDMENT TO SECTION 8.01 ("INDEBTEDNESS"). Section 8.01 of the Credit Agreement is hereby amended by deleting clause (a) of said Section 8.01 in its entirety and substituting in lieu thereof the following clause (a):

                  (a) Indebtedness under this Agreement and any other Secured Obligations;

9. AMENDMENT TO SECTION 8.02 ("LIENS"). Section 8.02 of the Credit Agreement is hereby amended by deleting clause (g) of said Section 8.02 in its entirety and substituting in lieu thereof the following clause (g):

                  (g) Liens in favor of the Collateral Agent securing the Secured Obligations;

10.      AMENDMENT TO SECTION 8.03 ("MERGERS, ACQUISITIONS, SALES, ETC.").
Section 8.03 of the Credit Agreement is hereby amended by deleting clause (iv) of said Section 8.03 in its entirety and substituting in lieu thereof the following clause (iv):

         (iv) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including Capital Securities, and including all or any substantial portion of the property or assets of any division, line of business, or business segment of such Person), provided that (x) such purchases and acquisitions subsequent to the Amendment No. 2 Effective Date may not exceed an aggregate amount of $25,000,000

         (based on the cash portion of the purchase prices payable in respect of such transactions), if after giving effect to any such purchase or acquisition, Interface's Funded Debt Coverage Ratio is greater than 3.25:1.00 on a pro forma basis, (y) any such transaction has been approved in advance by a majority of the board of directors of the Seller, and (z) where the cash portion of the purchase price payable in any such transaction exceeds (A) $10,000,000 if after giving effect to any such purchase or acquisition, Interface's Funded Debt Coverage Ratio is greater than 3.25:1.00 on a pro forma basis, and (B) $50,000,000 if after giving effect to any such purchase or acquisition, Interface's Funded Debt Coverage Ratio is equal to or less than 3.25:1.00 on a pro forma basis, then (1) such transaction shall be subject to the prior written approval of the Required Lenders, and (2) Interface shall provide the Lenders pro forma financial statements demonstrating Interface's continued compliance with the financial covenants set forth in Section 7.09 and the other terms of this Agreement after giving effect to any such transaction (for purposes of computing Interface's Funded Debt Coverage Ratio on a pro forma basis with respect to any particular purchase or acquisition transaction, such ratio shall be computed with respect to the four consecutive fiscal quarters ending with Interface's most recently completed fiscal quarter and on the assumption that such purchase or acquisition occurred on the first day of such four-quarter period);

11. AMENDMENT TO SECTION 8.04 ("PAYMENTS OR REFINANCINGS IN RESPECT OF SUBORDINATED DEBT OR EQUITY SECURITIES"). Section 8.04 of the Credit Agreement is hereby amended by deleting in its entirety clause (ii) of the first sentence of said Section 8.04, and substituting in lieu thereof the following clause
(ii):

         (ii) Interface's Funded Debt Coverage Ratio is less than 3.25:1.00, and Interface's Interest Coverage Ratio is greater than 2.25:1.00, in each case as of the end of the then most recent fiscal quarter of Interface (both on an actual basis and after giving pro forma effect to all such payments, refinancings or replacements).

12. WAIVER OF EVENT OF DEFAULT. The Lenders hereby agree to waive any and all Events of Default resulting from Interface's purchase, redemption, or other acquisition of its equity securities on and after the Closing Date, and prior to the Amendment No. 2 Effective Date, at any time when such action was not permitted by the terms of Section 8.04 of the Credit Agreement, for an aggregate consideration paid in respect of all such purchases, redemptions, and other acquisitions not to exceed $13,000,000. The foregoing waiver is limited to any Events of Default occurring as a result of any such breaches of said Section 8.04, and no other waivers of any other Defaults or Events of Default pursuant to the terms of the Credit Agreement are being granted or are implied hereby.

13. AMENDMENT FEES. In consideration of the Lenders entering into this Amendment, and granting the waiver as provided in Section 12 of this Amendment, the Borrowers agree to pay to the Domestic Agent, for the account of each Lender who has executed and delivered to the Domestic Agent a counterpart of this Amendment not later than 5:00 p.m. (Atlanta, Georgia time) on August 8, 2001, an amount equal to (x) such Lender's Total Commitment (after giving effect to the reduction in such Total Commitment being made pursuant to the terms of this Amendment), multiplied by
(y) 0.25%.

14. REPRESENTATIONS AND WARRANTIES. Each of Interface (as to itself and all other Consolidated Companies) and each of the other Borrowers (as to itself and all of its Subsidiaries) represents and warrants to the Lenders as follows:

         (a) All representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof (except that the representation and warranty set forth in Section 6.19 of the Credit Agreement shall not be deemed to relate to any time subsequent to the date of the initial Loans under the Credit Agreement);

         (b) No Default or Event of Default has occurred and is continuing on the date hereof;

         (c) Since the date of the most recent financial statements of the Consolidated Companies submitted to the Lenders pursuant to Section 7.07(b), there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has otherwise been furnished to the Lenders pursuant to Section 7.07);

         (d) Each of the Borrowers has the corporate power and authority to make, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Borrower, or the validity or enforceability against any Borrower, of this Amendment, other than such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Borrower's supervisory board, works council ("Ondernemingsraad") or similar body); and

         (e) This Amendment has been duly executed and delivered by each of the Borrowers and this Amendment constitutes a legal, valid and binding obligations of the Borrowers, respectively, enforceable against the Borrowers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (f) The following entities have been merged into Interface Inc. or another Subsidiary Guarantor: Guilford (Delaware), Inc., Interface Europe, Inc., Interface Asia-Pacific, Inc., Prince Street Technologies, Ltd., Guilford of Maine Decorative Fabrics, Inc., Interface Holding Company, Interface Specialty Resources, Inc., Interface Royalty Company and Interface Licensing Company.

15.      EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon
(i) the execution and delivery to the Domestic Agent of counterparts hereof (whether originals or facsimile transmissions thereof) on behalf of each of the Credit Parties, the Co-Agents, and those Lenders constituting the Required Lenders for purposes of the Credit Agreement, (ii) payment to the Domestic Agent, for the account of those Lenders who have executed and delivered to the Domestic Agent a counterpart of this Amendment not later than 5:00 p.m. (Atlanta, Georgia time) on August 8, 2001, the amendment fees as provided in
Section 13 above, and (iii) payment of all other fees, costs and expenses of the Co-Agents in respect of this Amendment, including without limitation, all reasonable fees and expenses of counsel for the Co-Agents.

16. REFERENCES TO CREDIT AGREEMENT. On and after the date this Amendment becomes effective as provided in Section 15 above, each and every reference in the Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment. The Borrowers further confirm and agree that (i) except as expressly amended herein, the Credit Agreement remains in full force and effect in accordance with its terms, and
(ii) all other Credit Documents remain in full force and effect in accordance with their respective terms.

17. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

18. MISCELLANEOUS. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Amendment shall be binding on and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                                 INTERFACE, INC.



                                 By:      /s/ Daniel T. Hendrix
                                          -------------------------------------
                                          Daniel T. Hendrix
                                          President and Chief Executive Officer


                                 INTERFACE EUROPE B.V.



                                 By:      /s/ Daniel T. Hendrix
                                          -------------------------------------
                                          Daniel T. Hendrix
                                          Attorney-in-Fact


                                 INTERFACE EUROPE LIMITED



                                 By:      /s/ Daniel T. Hendrix
                                          -------------------------------------
                                          Daniel T. Hendrix
                                          Attorney-in-Fact

                          SUNTRUST BANK
                          (FORMERLY SUNTRUST BANK, ATLANTA),
                          AS DOMESTIC AGENT, COLLATERAL AGENT,
                          AND A LENDER



                          By:      /s/ Laura Kahn
                                   ---------------------------------------------
                                   Name:  Laura Kahn
                                   Title:  Director, Senior Relationship Manager

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  21,208,333.33            11.7824%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   9,625,000.00            13.7500%

TOTAL COMMITMENT
(EXCLUDING DOMESTIC
SWING LINE):                                 $  30,833,333.33            12.3333%

                                   BANK ONE, NA
                                   (FORMERLY THE FIRST NATIONAL BANK OF
                                   CHICAGO), AS MULTICURRENCY AGENT AND
                                   A LENDER



                                   By:      /s/ Steven P. Sullivan
                                            ---------------------------------
                                            Name:  Steven P. Sullivan
                                            Title:  Corporate Banking Officer

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------

DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  21,208,333.33            11.7824%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   9,625,000.00            13.7500%

TOTAL COMMITMENT
(EXCLUDING DOMESTIC
SWING LINE):                                 $  30,833,333.33            12.3333%

                                      ABN AMRO BANK N.V.



                                      By:      /s/ Mary L. Honda
                                               --------------------------------
                                               Name:  Mary L. Honda
                                               Title:  Group Vice President

                                      By:      /s/ Wendy L. Watters
                                               --------------------------------
                                               Name:  Wendy L. Watters
                                               Title:  Vice President

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  18,266,666.67            10.1481%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   8,400,000.00            12.0000%

TOTAL COMMITMENT:                            $  26,666,666.67            10.6667%

                          THE BANK OF TOKYO-MITSUBISHI,
                                   LTD., ATLANTA AGENCY



                          By:      /s/ Heather Zimmermann
                                   --------------------------------------------
                                   Name:  Heather Zimmermann (Attorney-in-Fact)
                                   Title:  Vice-President

                                                 AMOUNT            PRO RATA SHARE
                                             -------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  12,291,667              6.83%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   4,375,000              6.25%

TOTAL COMMITMENT:                            $  16,666,667              6.67%

                          CIBC INC.



                          By:      /s/ Dominic Sorresso
                                   ------------------------------------------
                                   Name:  Dominic Sorresso
                                   Title:  Executive Director
                                           CIBC World Markets Corp., As Agent


                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  12,291,666.67             6.8287%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   4,375,000.00             6.2500%

TOTAL COMMITMENT:                            $  16,666,666.67             6.6667%

                                      BANK AUSTRIA CREDITANSTALT
                                      CORPORATE FINANCE, INC.


                                      By:      /s/ Francesco Ossino
                                               ---------------------------
                                               Name:  Francesco Ossino
                                               Title:  Vice President

                                      By:      /s/ Timothy L. Harrod
                                               ---------------------------
                                               Name:  Timothy L. Harrod
                                               Title:  Managing Director

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  21,666,666.67            12.0370%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $              0             0.0000%

TOTAL COMMITMENT:                            $  21,666,666.67             8.6667%

                                         FIRST UNION NATIONAL BANK



                                         By:      /s/ David J.C. Silander
                                                  ---------------------------
                                                  Name:  David J.C. Silander
                                                  Title:  Vice President

                                                 AMOUNT            PRO RATA SHARE
                                             -------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  18,266,667             10.15%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   8,400,000             12.00%

TOTAL COMMITMENT:                            $  26,666,667             10.67%

                                         FLEET NATIONAL BANK


                                         By:      /s/ Neil C. Buitenhuys
                                                  ---------------------------
                                                  Name:  Neil C. Buitenhuys
                                                  Title:  Vice President

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  18,266,666.67            10.1481%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   8,400,000.00            12.0000%

TOTAL COMMITMENT:                            $  26,666,666.67            10.6667%

                                            BANK OF AMERICA, N.A.
                                            (FORMERLY NATIONSBANK, N.A.)


                                            By:      /s/ Deirdre B. Doyle
                                                     ---------------------------
                                                     Name:  Deirdre B. Doyle
                                                     Title:  Principal

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  18,266,666.67            10.1481%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   8,400,000.00            12.0000%

TOTAL COMMITMENT:                            $  26,666,666.67            10.6667%

                                      WACHOVIA BANK, N.A.



                                      By:      /s/ Anne L. Sayles
                                               -----------------------------
                                               Name:  Anne L. Sayles
                                               Title:  Senior Vice President

                                                  AMOUNT              PRO RATA SHARE
                                             ----------------         --------------
DOMESTIC SYNDICATED
LOAN COMMITMENT:                             $  18,266,666.67            10.1481%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                             $   8,400,000.00            12.0000%

TOTAL COMMITMENT:                            $  26,666,666.67            10.6667%

                          ACKNOWLEDGMENT AND AGREEMENT
                            OF SUBSIDIARY GUARANTORS

         Reference is hereby made to the within and foregoing Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of August 8, 2001, by and among Interface, Inc., Interface Europe B.V., Interface Europe Limited, SunTrust Bank, as Domestic Agent and Collateral Agent, Bank One, N.A., as Multicurrency Agent, and the Lenders parties thereto ("Amendment No. 2"; capitalized terms used herein that are defined in Amendment No. 2 or in the "Credit Agreement" as defined in Amendment No. 2 being used herein with the respective meanings assigned to such capitalized terms in Amendment No. 2 or the Credit Agreement, as the case may be). Each of the undersigned, which is a Subsidiary Guarantor under the terms of the Third Amended and Restated Subsidiary Guaranty Agreement referred to in the Credit Agreement, hereby acknowledges and agrees that (i) the undersigned has consented to the foregoing Amendment No. 2, (ii) the Third Amended and Restated Subsidiary Guaranty Agreement and the other Credit Documents to which each of the undersigned is a party shall remain in full force and effect on and after the date hereof, and (iii) each of the undersigned hereby reaffirms and restates its obligations and liabilities under the Third Amended and Restated Subsidiary Guaranty Agreement and the other Credit Documents to which each of the undersigned is a party after giving effect to Amendment No. 2.

         This Acknowledgment and Agreement of Subsidiary Guarantors made and delivered as of August 8, 2001.

                                    EACH CORPORATION OR COMPANY
                                    LISTED ON SCHEDULE I ATTACHED
                                    HERETO:



                                    By:      /s/ Daniel T. Hendrix
                                             -----------------------------------
                                             Daniel T. Hendrix
                                             Title:

                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS

Interface Interior Fabrics, Inc., a Delaware corporation
  (Formerly Guilford of Maine, Inc.)

Interface Flooring Systems, Inc., a Georgia corporation

Interface Overseas Holdings, Inc., a Georgia corporation and successor by merger to Interface Europe, Inc. and Interface Asia-Pacific, Inc.

Bentley Mills, Inc., a Delaware corporation

Intek, Inc., a Georgia corporation

Toltec Fabrics, Inc., a Georgia corporation

Interface Architectural Resources, Inc., a Michigan corporation
  (Formerly C-Tec, Inc.)

Guilford of Maine, Inc., a Nevada corporation

Guilford of Maine Finishing Services, Inc., a Nevada corporation

Guilford of Maine Marketing Co., a Nevada corporation

Intek Marketing Co., a Nevada corporation

Interface Americas Workplace Solutions, Inc.,
    (formerly Interface Americas Services, Inc.)

Interface Americas Holdings, Inc., a Georgia corporation (formerly Interface Americas, Inc.)

Re:Source Americas Enterprises, Inc., a Georgia corporation

Prince Street Royalty Company, a Nevada corporation

Bentley Royalty Company, a Nevada corporation

Superior/Reiser Flooring Resources, Inc., a Texas corporation

Quaker City International, Inc., a Pennsylvania corporation

Commercial Flooring Systems, Inc., a Pennsylvania corporation

Re: Source Massachusetts, Inc., a Massachusetts corporation formerly known as Congress Flooring Corp.

Flooring Consultants, Inc., an Arizona corporation

Re:Source New York, Inc., a New York corporation formerly known as Lasher/White Carpet Company, Inc.

Re:Source New Jersey, Inc., a New Jersey corporation formerly known as B. Shehadi & Sons, Inc.

Interface Americas, Inc., a Georgia corporation

Chatham, Inc., a North Carolina corporation